Exhibit 99.1

For Immediate Release

Energy West Raises New Equity

GREAT FALLS, Mont., May 26, 2005/PRNewswire-First Call/—ENERGY WEST, INCORPORATED (NASDAQ EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain States, announced today that it had raised $2,300,000 through the sale of 287,500 shares of its restricted common stock to qualified investors in a private placement. The shares were sold at $8.00 per share.

The Company also announced that its Board of Directors have increased the size of the Board from seven to eight and appointed Mr. Mark Grossi to the vacancy created by the expansion.

“We are very pleased with the confidence placed in the Company by the investors in our private placement,” said Company President and Chief Executive Officer David Cerotzke. “The price of the shares we sold was a substantial premium over the average price of our stock during the last two years. With this new equity, we will reduce our debt, improve our balance sheet, and continue to grow our business.”

Safe Harbor Forward-looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond Energy West’s control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     For additional information or clarification, please contact: Wade Brooksby, Financial Communications, 1-406-791-7520, of Energy West, Incorporated.

     Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.